                                                                 Exhibit 11.1





STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS





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



BASIC EARNINGS PER SHARE
                                               THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                  December 31,                       December 31,
                                          -----------------------------     ----------------------------
                                              1997            1996              1997             1996
                                          -----------      ------------     ------------     ------------




Weighted Average Common Stock
     Outstanding During the Period          99,564,457       92,277,859       99,000,087      90,322,603
                                          ============     ============     ============     ===========

Net income                                $ 10,050,000     $ 12,839,000     $ 22,002,000     $37,583,000
                                          ============     ============     ============     ===========

Net income per common share               $       0.10     $       0.14     $       0.22     $      0.42
                                          ============     ============     ============     ===========


DILUTED EARNINGS PER SHARE
                                               THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                   December 31,                       December 31,
                                           -----------------------------     -----------------------------
                                               1997             1996             1997            1996
                                           ------------     ------------     ------------     -----------

Weighted Average Common and Common
     Equivalent Shares:

Weighted Average Common Stock
     Outstanding During the Period           99,564,457       92,277,859       99,000,087      90,322,603

Weighted Average Common Equivalent
     Shares                                   2,969,001       10,256,543        2,850,210       8,088,666
                                           ------------     ------------     ------------     -----------

                                            102,533,458      102,534,402      101,850,297      98,411,269
                                           ============     ============     ============     ===========

Net income                                 $ 10,050,000     $ 12,839,000     $ 22,002,000     $37,583,000
                                           ============     ============     ============     ===========

Net income per common share                $       0.10     $       0.13     $       0.22     $      0.38
                                           ============     ============     ============     ===========




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